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                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Steelcase Inc.
Grand Rapids, Michigan

  We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of Steelcase Inc. of our report dated March 21, 1997 relating to the consolidated financial statements of Steelcase Inc. which is contained in that Prospectus, and of our report dated March 21, 1997 relating to the financial statement schedule which is contained in Part II of the Registration Statement. We also consent to the references to us under the captions "Selected Financial Data" and "Experts" in the Prospectus.

                                                   /s/ BDO Seidman, LLP
                                          By___________________________________
                                                     BDO SEIDMAN, LLP

Grand Rapids, Michigan
December 5, 1997